January 16, 2013

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated on or around January 16, 2013, of Tecton Corporation and are in agreement with the statements contained therein concerning our firm.

/S/PETERSON SULLIVAN LLP

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